JSC

COMMON STOCK                    [Photograph of                  COMMON STOCK
PAR VALUE $.01           John Jefferson Smurfit, Sr.]           PAR VALUE $.01

INCORPORATED UNDER THE LAWS                               THIS CERTIFICATE IS
OF THE STATE OF DELAWARE                                    TRANSFERABLE IN
                                                          ST. LOUIS, MISSOURI.


[Logo]    JEFFERSON SMURFIT CORPORATION
                                                            SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

                                                          CUSIP 475087 10 2

                                              Countersigned and Registered:
                                                 BOATMEN'S TRUST COMPANY
                                                   Transfer Agent and
                                                     Registrar


                                              By
                                                       Authorized Signature

This certifies that


is the record holder of

   FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Jefferson Smurfit Corporation, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation, as amended, to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facisimile seal of the Corporation and the fascimile signatures of its duly authorized officers.

Dated:

/s/ Michael E. Tierney                                 /s/ Michael W.J. Smurfit
VICE PRESIDENT AND SECRETARY    [Corporate Seal]       CHAIRMAN OF THE BOARD



                     JEFFERSON SMURFIT CORPORATION

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND REALTIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, SUCH REQUEST MAY BE MADE TO THE COPORATION OR THE TRANSFER AGENT.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common  UNIF GIFT MIN ACT - _______(Custodian) _______
                                                     (Cust)             (Minor)

TEN ENT -- as tenants by the entireties         under Uniform Gifts to Minors

JT TEN -- as joint tenants with right
          of survivorship and not as
          tenants in common                      Act ________________________
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

For Value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
         OF ASSIGNEE)

__________________________________________________________________

__________________________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________Attorney
to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated _______________________     __________________________________
                                  NOTICE:  The signature to this
                                  assignment must correspond with
                                  the name as written upon the
                                  face of this Certificate in
                                  every particular, without
                                  alteration or enlargement or any
                                  change whatever.
Signature(s) Guaranteed:

By _____________________________________
   THE SIGNATURE(S) SHOULD BE GUARANTEED
   BY AN ELIGIBLE GUARANTOR INSTITUTION
   (Banks, Stockbrokers, Savings and Loan
   Associations and Credit Unions) WITH
   MEMBERSHIP IN AN APPROVED SIGNATURE
   GUARANTEE MEDALLION PROGRAM PURSUANT
   TO S.E.C. RULE 17Ad-15.



                             EXHIBIT 5.1
                    Opinion of Michael E. Tierney, Esq.

[JSC/CCA Letterhead]
Corporate Mailing Address
P.O. Box 66820
St. Louis, MO  63166

                                       December 27, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

    Re:   Registration Statement on Form S-8 Jefferson
          Smurfit Corporation 1992 Stock Option Plan


Ladies and Gentlemen:

  I am General Counsel of Jefferson Smurfit Corporation, a Delaware corporation (the "Company"), and I have represented the Company in connection with the Jefferson Smurfit Corporation 1992 Stock Option Plan, as amended ("the Plan") described in the Registration Statement on Form S-8 of Jefferson Smurfit Corporation (together with all exhibits thereto, the "Registration Statement"), filed with the Securities and Exchange Commission on December 27, 1994 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 8,050,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

  This opinion is delivered in accordance with the requirements of
Item 601(b) (5) of Regulation S-K under the Securities Act.

  In connection with this opinion, I have examined (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company as currently in effect; (iii) the Bylaws of the Company as currently in effect; (iv) resolutions of the Board of Directors of the Company relating to the authorization of the Plan and the filing of the Registration Statement; (v) a specimen certificate representing the Common Stock; and (vi) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

  In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, and others.

  Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock to be issued upon the exercise of options pursuant to the terms of the Plan have been duly and validly authorized and, when certificates representing the shares have been duly executed and delivered pursuant to the terms of the Plan, such shares will be duly and validly issued, fully paid and nonassessable.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /S/ M.E. Tierney

                                    Michael E. Tierney
                                    Vice President, General Counsel
                                    and Secretary

MET/gl